Exhibir 99.1

Bright Mountain Media Has Appointed Industry Veteran Jonathan Slavin as

Chief Revenue Officer

Boca Raton, FL, December 19, 2022 (GLOBE NEWSWIRE)— Bright Mountain Media, Inc. (OTCQB: BMTM), an end-to-end digital media and advertising services platform, has appointed industry veteran Jonathan Slavin as Chief Revenue Officer, as part of a series of changes to boost the growth of the company’s Technology Division in 2023. The move follows a successful year for the company in 2022.

Matt Drinkwater, Bright Mountain’s CEO says the Company is investing in its Technology Division, beginning by adding industry veteran Jonathan Slavin as Chief Revenue Officer to spearhead the company’s next phase of growth. He states that “The company has reorganized into two divisions: Publishing & Technology. Our Technology Division’s strong revenue growth and presence in the CTV space make this the right time to add more leadership. Jonathan brings a wealth of experience and a successful track record that will help the business continue to grow and develop. We will have major announcements about the direction and focus of the Technology Division in the coming months.”

Slavin adds, “Bright Mountain’s Technology Division had a fantastic 2022, and we expect this trend to continue and accelerate in 2023, particularly in the CTV space. As more high-value AVOD inventory becomes available in the programmatic landscape, our Technology Division is well-positioned to take advantage of this opportunity and experience strong growth.”

Todd Speyer will transition to the newly minted role as “SVP of Revenue Operations” for Bright Mountain Media, Inc. where he will be responsible for implementing tools, systems, and processes to support the company’s growth. Previously Mr. Speyer served as CEO of Bright Mountain, LLC, the company’s Technology Division. CEO Drinkwater says of Mr. Speyer, “Todd has helped the company launch a myriad of new products and revenue channels from scratch. Under his leadership, our Technology Division has achieved 250% plus growth this year. His experience will support us as we continue to look to diversify the company, both organically and through acquisition.”

Drinkwater credits SVP of Product, Vinay Belani, with much of the Technology Division’s success. “Vinay is a skilled and passionate product leader. He developed our Technology Division’s product strategy from the ground up, leading to tremendous results this year. He believed in a vision, executed development of a multitude of new products, and now has proof of concept based on exceptional adoption and growth. I have no doubt Vinay, Jonathan, and Todd will take Bright Mountain’s Technology Division to new heights.”

About Bright Mountain Media

Bright Mountain Media, Inc. (OTCQB: BMTM) is an end-to-end digital media and advertising services platform, efficiently connecting brands with targeted consumer demographics through the removal of middlemen in the advertising services process. The Company’s publishing division, led by Wild Sky Media, offers significant global reach through engaging content and multicultural audiences, telling unique stories of our most diverse generation. The Company’s robust portfolio of websites includes Mom.com, CafeMom, LittleThings, MamásLatinas and many more. For more information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes,” and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions., and the realization of any expected benefits from such acquisitions You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission on June 13, 2022 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Barwicki Investor Relations, Inc.

516-662-9461

Andrew J. Barwicki